EXHIBIT 99A.6
CONSOLIDATED STATEMENTS OF OPERATIONS   U S WEST COMMUNICATIONS, INC.
(UNAUDITED)                              (Telephone Operations Only)



                          Quarter Ended       Nine Months Ended
                          September 30,   %     September 30,     %
In millions               1999   1998  Change  1999    1998(1) Change
------------------------ ------ ------ ------ ------  -------  ------

OPERATING REVENUES
 Local service           $1,979 $1,805    9.6 $5,779  $5,291      9.2
 Access services            688    660    4.2  2,057   1,996      3.1
 Long-distance services     138    199  (30.7)   459     595    (22.9)
 Other services             110     75   46.7    262     221     18.6
                          ------ ------        ------  ------
Total operating revenues  2,915  2,739    6.4  8,557   8,103      5.6
                          ------ ------        ------  ------

OPERATING EXPENSES
 Employee-related           935    868    7.7  2,719   2,550      6.6
 Other operating (1)        636    625    1.8  1,923   1,969     (2.3)
 Depreciation & amort       571    544    5.0  1,713   1,580      8.4
                          ------ ------        ------  ------
Total operating expenses  2,142  2,037    5.2  6,355   6,099      4.2
                          ------ ------        ------  ------

Operating income            773    702   10.1  2,202   2,004      9.9

Interest expense            102    103   (1.0)   289     288      0.3
Other expense                 9     20  (55.0)    33      76    (56.6)
                          ------ ------        ------  ------
Income before income
 taxes                      662    579   14.3  1,880   1,640     14.6
Income tax provision        251    219   14.6    713     630     13.2
                          ------ ------        ------  ------
NET INCOME               $  411 $  360   14.2 $1,167  $1,010     15.5
                          ====== ======        ======  ======

<F1>
(1) Net income for the nine months ended September 30, 1998 includes $89 of after tax charges associated with the Separation and an asset impairment, consisting of $129 of other operating expense, net of $40 of income tax expense.

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